UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

NEWNAN COWETA BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-33221	58-2528123
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Millard Farmer Industrial Blvd., Newnan, GA 30263

(Address of Principal Executive Offices)

(770) 683-6222

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective February 12, 2009, James B. Kimsey resigned from Newnan Coweta Bancshares, Inc. and the Bank. Also effective February 12, 2009, the board of directors appointed Bryan F. Bell as Interim Chief Executive Officer of Newnan Coweta Bancshares, Inc. and its subsidiary Neighborhood Community Bank. The appointment is subject to formal approval of the Federal Reserve Board.

Mr. Bell (62) has over thirty-six years of experience in banking, most recently as an Executive Vice-President of Regions Bank - Southeast, from which he retired in 2005. Mr. Bell has since worked as a special assets consultant with selected attorneys and several financial institutions.

The Company also agreed to indemnify Mr. Bell for any actions taken by Neighborhood Community Bank and Newnan Coweta Bancshares, Inc. prior to February 9, 2009.

Item 9.01	Financial Statements and Exhibits.

(d). Exhibits. The following exhibits are furnished herewith:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWNAN COWETA BANCSHARES, INC.

DATE: February 19, 2009	By:	/s/ Bryan F. Bell
Bryan F. Bell
	Title:	Interim Chief Executive Officer